UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                      UNDER SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. 2 )*

                           VIDEO JUKEBOX NETWORK, INC.
                           ---------------------------
                                (Name of Issuer)

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
                     ---------------------------------------
                           (Title of Class Securities)

                                   92656G 10 8
                          -----------------------------
                                 (CUSIP Number)

                               John G. Igoe, Esq.
                                Edwards & Angell
                               250 Royal Palm Way
                            Palm Beach, Florida 33480
                                 (407) 833-7700
          ------------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                                 AUGUST 30, 1993
             -------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

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1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors Partnership II, Ltd.
         Employer I.D. No.: 59-2881170

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [ ]
                                                              (b) [ ]

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3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         00

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)              [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

--------------------------------------------------------------------------------
         Number of                          7.  Sole Voting Power
         Shares                                 -0-
         Beneficially                       8.  Shared Voting Power
         Owned By                               10,345,738
         Each                               9.  Sole Dispositive Power
         Reporting                              -0-
         Person With                        10. Shared Dispositive Power
                                                7,036,928
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         10,452,662

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                      [ ]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         60.8%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN (Limited)

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

--------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors, Inc.
         Employer I.D. No.: 59-2827410

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [ ]
                                                              (b) [ ]

--------------------------------------------------------------------------------
3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         00

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)              [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

--------------------------------------------------------------------------------
         Number of                          7.  Sole Voting Power
         Shares                                 -0-
         Beneficially                       8.  Shared Voting Power
         Owned By                               10,345,738
         Each                               9.  Sole Dispositive Power
         Reporting                              -0-
         Person With                        10. Shared Dispositive Power
                                                7,036,928
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         10,452,662

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                      [ ]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         60.8%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         CO

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

--------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         J. Patrick Michaels, Jr.
         Social Security No.: ###-##-####

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [ ]
                                                              (b) [ ]

--------------------------------------------------------------------------------
3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         00

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)              [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

--------------------------------------------------------------------------------
         Number of                          7.  Sole Voting Power
         Shares                                 100,000
         Beneficially                       8.  Shared Voting Power
         Owned By                               10,352,662
         Each                               9.  Sole Dispositive Power
         Reporting                              100,000
         Person With                        10. Shared Dispositive Power
                                                7,043,852
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         10,452,662

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                      [ ]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         60.8%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         IN

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

--------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         StarNet/CEA II Partners
         Employer I.D. No.: 59-3197398

--------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                              (a) [ ]
                                                              (b) [ ]

--------------------------------------------------------------------------------
3.       SEC Use Only

--------------------------------------------------------------------------------
4.       Source of Funds*

         WC

--------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)              [ ]

--------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Delaware

--------------------------------------------------------------------------------
         Number of                          7.  Sole Voting Power
         Shares                                 -0-
         Beneficially                       8.  Shared Voting Power
         Owned By                               10,345,738
         Each                               9.  Sole Dispositive Power
         Reporting                              -0-
         Person With                        10. Shared Dispositive Power
                                                7,036,928
--------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         10,452,662

--------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                      [ ]

--------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         60.8%

--------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

         This Amendment No. 2 ("Amendment") to the Statement on Schedule 13D dated July 27, 1993 (the "July Statement"), as amended by Amendment No. 1 thereto dated August 9, 1993 (the July Statement as amended by the August Amendment is referred to as the "Original Statement"), is jointly filed by the persons listed on the execution pages hereof (the "Reporting Persons") pursuant to the Joint Filing Agreement filed as Exhibit 1.

         This Amendment is filed by the Reporting Persons subsequent to filing by CEA Investors Partnership II, Ltd., CEA Investors, Inc., and J. Patrick Michaels, Jr., (the "CEA Group") of Amendment No. 1 dated July 7, 1993, to the
Schedule 13D dated June 18, 1993 filed by the CEA Group. The CEA Group's
Schedule 13D dated June 18, 1993, as amended by Amendment No. 1 dated July 7, 1993 and it and its exhibits as well as the Original Statement and its exhibits are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings defined in the Original Statement.

         This Amendment relates to the common stock, par value $.001 per share (the "Common Stock"), of Video Jukebox Network, Inc., a Florida corporation (the "Company") and is filed pursuant to Rule 13d-2 under the Securities Exchange Act of 1934, as amended (the "Act").

         This Amendment is filed to disclose the final terms and consummation of the transactions with respect to which the Reporting Persons acted together to consummate. Items 7, 8, 9, 10, 11 and 13 of the cover pages filed herewith have been amended to reflect numbers of shares of Common Stock as appropriate in light of the amendments described below.

         Items 2 of the Original Statement is hereby supplemented as follows:

Item 2.  Identity and Background.

         Each of the Reporting Persons, other than StarNet/CEA II Partners (the "Joint Venture"), expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of
Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment.

         Item 3 of the Original Statement is hereby amended and supplemented as follows:

Item 3.           Source and Amount of Funds or Other Consideration.

         The Joint Venture used $3,361,616 of capital (a) to purchase 2,014,520 shares of Common Stock ("Purchased NVM Shares") for an aggregate purchase price of $1,611,616 or $.80 per share from New Vision Music, and (b) to purchase 687,500 shares of Common Stock ("Purchased Company Shares") for an aggregate purchase price of $550,000 or $.80 per share from the Company, and (c) to purchase from the Company its $1,200,000 convertible promissory note (the "Convertible Note"), which is convertible into 1,500,000 shares of Common Stock ("Convertible Company Shares") at the conversion rate of $.80 per share with respect to principal and is convertible into additional shares of Common Stock at the conversion rate of $1.25 per share with respect to accrued interest, if not paid by the Company.

         The Joint Venture entered into a Stock and Note Purchase Agreement with the Company dated August 24, 1993 (the "Stock and Note Purchase Agreement") (copy filed as Exhibit 2 to this Amendment) relating to the purchase of the Purchased Company Shares and the Convertible Note. On August 24, 1993 the Company notified Liberty of its right to purchase up to 62,554 shares of Common Stock at a purchase price of $.80 per share and up to $109,186 in principal amount of a convertible note, which note would be convertible on the same terms as the Convertible Note purchased by the Joint Venture. This notice was delivered to Liberty by the Company in accordance with its existing preemptive rights.

         In consideration for the Partnership's capital contribution of 2,834,908 shares of Common Stock to the Joint Venture, and for an additional cash capital contribution, the Partnership acquired a 50% interest in the Joint Venture.

         In consideration of StarNet INT's capital contribution of $3,200,000 in cash and an additional cash contribution, Starnet INT acquired a 50% interest in the Joint Venture.

         The source of funds for the purchase of the Purchased NVM Shares, the Purchased Company Shares and the Convertible Note, in excess of $3,200,000 was capital of the Joint Venture contributed equally by the Partnership and StartNet INT.

         The Partnership entered into an Irrevocable Proxy, Right of Refusal and Tag-Along Agreement dated as of August 27, 1993 with Venture LW Corporation ("VLW") and Louis Wolfson III ("Wolfson") and joined by the Joint Venture (the "VLW Proxy Agreement") (copy filed as Exhibit 3 to this Amendment). The Partnership entered into an Irrevocable Proxy, Right of Refusal and Tag-Along Agreement dated as of August 27, 1993 with Video Holdings Corporation ("VHC"), Mark Blank, Andrew Blank, Tony Blank (the "Blanks") and Robert Puck ("Puck") and joined by the Joint Venture (the "VHC Proxy Agreement") (copy filed as Exhibit 4 to this Amendment).

         Under the VLW Proxy Agreement, the Partnership acquired from VLW and Wolfson an irrevocable voting proxy effective August 30, 1993 ("Proxy Effective Date") as to 1,000,000 shares of Common Stock and an irrevocable voting proxy (the "Deferred VLW Proxy") effective on a deferred date as to 727,647 shares of Common Stock, for an aggregate of 1,727,647 shares. Under the VHC Proxy Agreement, the Partnership acquired from VHC, the Blanks and Puck an irrevocable voting proxy effective on the Proxy Effective Date as to 1,000,000 shares of Common Stock and an irrevocable voting proxy (the "Deferred VHC Proxy") effective on a deferred date as to 581,163 shares of Common Stock, for an aggregate of 1,581,163 shares.

         The Partnership acquired the voting proxies and rights of refusal on proposed transfers of the shares of Common Stock which are subject to the VLW Proxy Agreement and the VHC Proxy Agreement, respectively, in consideration for the grant to VLW and Wolfson and the grant to VHC, the Blanks and Puck of tag-along rights permitting them to sell proportionate amounts of such shares in the event of certain transactions involving the sale or registration for sale of shares of Common Stock by the Joint Venture; any merger or consolidation of the Company with any other corporation, or any sale, exchange, transfer or other action affecting a majority of the outstanding Common Stock of the Company in which the Joint Venture or certain of its transferees participates; any sale or transfer by the Partnership or certain of its transferees of its interests in the Joint Venture; any sale or transfer or disposition of the interests of CEA Investors in the Partnership; or any sale or transfer of the common stock of CEA Investors. In addition, under certain circumstances the Joint Venture cannot vote its shares of Common Stock of the Company or permit its representatives on the Company's Board of Directors to approve a "Going Private Transaction" (as defined in the VLW and VHC Proxy Agreements) unless the Joint Venture or the Partnership shall have first made an offer or caused a third party to make an offer to purchase the shares of Common Stock subject to the Proxy Agreements at a price determined in accordance with such agreements.

         Item 4 of the Original Statement is hereby amended and supplemented as follows:

Item 4.  Purpose of Transaction.

         The principal purposes of the Joint Venture remain as set forth in Item 4 of the Original Statement. The Joint Venture must obtain prior approval of the Federal Communications Commission ("FCC") before acquiring control of the Company because the Company holds FCC licenses for the Company's low power television stations. When FCC approval is obtained, or no longer required, the Joint Venture intends to convert the Convertible Note and acquire the underlying 1,500,000 Convertible Company Shares and to cause the Deferred VLW and VHC Proxies to become effective with respect to 727,647 shares of Common Stock subject to the VLW Proxy Agreement and 581,163 shares of Common Stock subject to the VHC Proxy Agreement. Based on the number of shares of Common Stock issued and outstanding, upon the consummation of such actions the Joint Venture will have the right, by ownership or proxy, to vote a majority of the outstanding shares of Common Stock and therefore to elect all directors of the Company.

         Effective August 30, 1993, the date of the closing of the transactions under the Stock and Note Purchase Agreement, David O. Deutsch and Robert J. Puck resigned as members of the Board of Directors sand Jules Haimovitz resigned as Acting President and Acting Chief Operating Officer of the Company. J. Patrick Michaels, Jr., Acting Chief Executive Officer and a Director, was elected to serve as Acting President and Acting Chief Operating Officer.

         Upon conversion of the Convertible Note and the Joint Venture's acquisition of control of a majority of the outstanding shares of Common Stock, the Company has agreed pursuant to the Stock and Note Purchase Agreement to use its best efforts to assure that the Board of Directors will fix the number of Directors constituting the Board of Directors at seven (7) and elect H.F. Lenfest and Alan McGlade, designees of the Joint Venture, to fill the two vacancies, and that H.F. Lenfest will be designated Chairman, J. Patrick Michaels, Jr. will be designated Vice Chairman and Alan McGlade will be designated Acting Chief Executive Officer.

         The Reporting Persons reserve the right to, and may in the future, change their purposes or plans with respect to their investment in or proxies for shares of Common Stock, including without limitation the acquisition of additional shares of Common Stock. The Reporting Persons may seek voting proxies from additional shareholders in connection with their purposes and plans or otherwise. Except for the foregoing, as of the date of this Amendment, the Reporting Persons have no present plans or proposals which relate to or would result in any of the actions described in paragraphs (a) through (j) of Item 4 of Schedule 13D.

         Item 5 of the Original Statement is hereby amended and supplemented as follows:

Item 5.  Interest in Securities of the Issuer.

         On August 25, 1993 VHC acquired from the Company 550,582 shares of Common Stock upon conversion of a convertible note issued by the Company. The Company issued 100,000 shares of Common Stock to Michaels in July 1993.

         As described in Item 6 herein, the Partnership acquired: (a) proxies effective August 30, 1993 to vote the following shares of Common Stock (i) 689,806 shares previously owned by VLW, (ii) 310,194 shares purchased by Wolfson from NVM, (iii) 689,806 shares previously owned by VHC, (iv) 96,732 shares purchased by Mark Blank from NVM, (v) 96,731 shares purchased by Andrew Blank from NVM, (vi) 96,731 shares purchased by Tony Blank from NVM, and (vii) 20,000 shares purchased by Robert Puck from NVM (2,000,000 shares in the aggregate);
(b) the Deferred VLW Proxy and Deferred VHC Proxy, effective on the "Deferred Proxy Effective Date" (as defined in each of the VLW and VHC Proxy Agreements), to vote the following shares of Common Stock (i) 727,647 shares owned by VLW, and (ii) 581,163 shares owned by VHC, respectively.

         The Joint Venture acquired: (a) 2,834,908 shares of Common Stock from the Partnership as a capital contribution; (b) the 687,500 Purchased Company Shares from the Company; (c) the 2,104,520 Purchased NVM Shares; and (d) the right to acquire by conversion of the Convertible Note 1,500,000 Convertible Company Shares. The Partnership also agreed to vote the shares of Common Stock covered by each of the VLW and VHC Proxy Agreements in accordance with the determinations of the Joint Venture's partners.

         The Reporting Persons believe that the aggregate number of shares of Common Stock of the Company issued and outstanding as of August 30, 1993 was approximately 15,685,898. Assuming conversion by the Joint Venture of the Convertible Note and the issuance of the 1,500,000 Convertible Company Shares, the aggregate number of shares of Common Stock issued and outstanding will be 17,185,898. Assuming such conversion and the triggering of the Deferred Proxy Effective Date with respect to the Deferred VLW Proxy and the Deferred VHC
Proxy:

         (A) Each of the Partnership, CEA Investors, and the Joint Venture may be deemed to beneficially own 10,452,662 shares of Common Stock, to have shared power to vote or to direct the vote with respect to 10,345,738 shares of Common Stock, to have shared power to dispose or to direct the disposition with respect to 7,036,928 shares of Common Stock and to have no shares of Common Stock for which any such Reporting Persons has sole voting power or sole dispositive power.

         (B) Michaels may be deemed to beneficially own 10,452,662 shares of Common Stock, to have sole power to vote or to direct the vote with respect to 100,000 shares, to have shared power to vote or to direct the vote with respect to 10,352,662 shares, to have sole power to dispose or to direct the disposition of 100,000 shares and to have shared power to dispose or to direct the disposition of 7,043,852 shares of Common Stock.

Each of the Reporting Persons may be deemed to beneficially own shares which were excluded from their respective responses listed in Item 11 on the cover page filed herewith relating to each Reporting Person including, without limitation, (a) the shares of Common Stock purchasable by Liberty in the event it exercises its preemptive rights with respect to the sale of 687,500 shares and the $1,200,000 Convertible Note by the Company to the Joint Venture, (b) the shares which may be acquired by the Joint Venture (and by Liberty pursuant to related preemptive rights) in the event the Company fails to pay interest under the Convertible Note and the Joint Venture elects to convert such interest into shares of Common Stock at the conversion price of $1.25 per share, and (c) any shares which may be purchasable by StarNet (any by Liberty pursuant to related preemptive rights) in the event the Company elects to issue a convertible note to Digital Satellite Network ("DSN"), a division of StarNet, in consideration for deferral of payments due under the Service Agreement effective as of August 30, 1993 between the Company and DSN relating to the provision of satellite transponder services by DSN to the Company.

         Gawthrop may be deemed to be the beneficial owner of 10,453,816 shares of Common Stock with 1,154 shares of Common Stock as to which there is sole power to vote or to direct the vote, 10,345,738 shares as to which there is shared power to vote or to direct the vote, 1,154 shares as to which there is sole power to dispose or to direct the disposition, and 7,036,928 shares as to which there is shared power to dispose or to direct the disposition.

         Cardy may be deemed to the beneficial owner of 10,453,816 shares of Common Stock with 1,154 shares of Common Stock as to which there is sole power to vote or to direct the vote, 10,345,738 shares as to which there is shared power to vote or to direct the vote, 1,154 shares as to which there is sole power to dispose or to direct the disposition, and 7,036,928 shares as to which there is shared power to dispose or to direct the disposition.

         Item 6 of the Original Statement is hereby amended and supplemented as follows:

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

         On August 30, 1993, VHC, VLW, NVM and the Partnership each paid their respective obligations under the Note held by Peters, which resulted in payment in full of such Note and the release from escrow of the 583,333, 583,333, 1,166,667 and 1,166,667 shares of Common Stock beneficially owned by such parties. VHC, VLW, NVM and the Partnership entered into a Note Payment and Termination of Rights of Refusal Agreement dated as of August 27, 1993 (the "Rights Termination Agreement") (copy filed as Exhibit 5 to this Amendment), pursuant to which the parties agreed irrevocably and permanently to waive and terminate all rights of refusal under the Dissolution Agreement dated as of December 7, 1992 between such parties, the former partners of a VJN Partners, as such rights of refusal related to the transactions described in this Amendment or otherwise.

         Pursuant to the Rights Termination Agreement, each of VLW and VHC agreed to waive their respective rights of refusal with respect to the proposed purchase of shares of Common Stock from NVM by the Joint Venture. The parties agreed that VLW, VHC or related parties would be entitled to purchase a certain number of shares of Common Stock from NVM a $.80 per share (as noted in Item 4 above), free of any rights of refusal. The Company agreed to sell an additional 687,500 shares of Common Stock to the Joint Venture.

         Pursuant to a Stock Purchase letter agreement dated August 27, 1993 between the Joint Venture and NVM (copy filed as Exhibit 6 to this Amendment), on August 30, 1993 the Joint Venture acquired 2,014,520 shares of Common Stock from NVM at $.80 per share. The Reporting Persons understand that, also on August 30, 1993, Wolfson acquired 310,194 shares of Common Stock from NVM at $.80 per share; and Mark Blank, Andrew Blank, Tony Blank and Robert J. Puck acquired 96,732, 96,731, 96,731 and 20,0000 shares of Common Stock, respectively, from NVM at $.80 per share.

         Pursuant to the VLW Proxy Agreement, (a) VLW and Wolfson granted the Partnership an irrevocable voting proxy effective on August 30, 1993, the Proxy Effective Date, with respect to 689,806 shares of Common Stock owned by VLW and 310,194 shares owned by Wolfson, and (b) VLW granted the Partnership an irrevocable voting proxy, effective on the "Deferred Proxy Effective Date" as defined in the VLW Proxy Agreement, with respect to 727,647 shares of Common Stock owned by VLW. The Deferred Proxy Effective Date will be that date, on or before the first anniversary of the Proxy Effective Date, as specified by written notice from the Partnership on or after the date on which either the FCC shall have granted approval to the change of control of the Company to the Joint Venture or when no FCC approval is required because the Company shall have effectuated a disposition of its operations subject to licensing and regulation by the FCC.

         Pursuant to the VHC Proxy Agreement (a) VHC, the Blanks and Puck granted the Partnership an irrevocable voting proxy effective on the Proxy Effective Date with respect to 689,806 shares of Common Stock owned by VHC and 96,732, 96,731, 96,731 and 20,000 shares owed by Mark Blank, Andrew Blank, Tony Blank and Robert J. Puck, respectively, and (b) VHC granted the Partnership an irrevocable voting proxy effective on the Deferred Proxy Effective Date (defined as described above in the discussion of the VLW Proxy Agreement) with respect to 581,163 shares of Common Stock.

         The Partnership has agreed to vote the shares of Common Stock covered by each of the VLW and VHC Proxy Agreements in the same manner as the Joint Venture votes its shares of Common Stock.

         Under the VLW and VHC Proxy Agreements the Partnership acquired first rights of refusal with respect to proposed transfers of shares of Common Stock whether to a third party in a private transfer, to the public in a brokered sale under Rule 144 promulgated under the Securities Act of 1933 ("Rule 144 Sales"), by VLW and Wolfson ("VLW Grantors") and by VHC, the Blanks and Puck (the "VHC Grantors") and by their affiliates ("Grantor Transferees") who agree to be bound by the terms of the respective Proxy Agreement, except with respect to transfers to Grantor Transferees. The VLW Grantors and VHC Grantors each agreed to limit the frequency and number of their proposed Rule 144 Sales. Under each of the VLW and VHC Proxy Agreements, the Partnership agreed to limit and to cause the Joint Venture to limit the number of shares they may sell under Rule 144 Sales to the extent any aggregation of such sales with proposed Rule 144 Sales by any of the VLW Grantors and VHC Grantors, and their respective Grantor Transferees, would be required.

         In a Supplemental Letter Agreement among VLW, Wolfson, the Partnership, CEA Investors and the shareholders of CEA Investors and VLW ("Supplemental VLW Agreement") (copy of form filed as Exhibit 7 to this Amendment), the parties extended first rights of refusal to proposed transfers of capital stock of VLW or any corporate VLW Grantor Transferee. In a Supplemental Letter Agreement among VHC, the Blanks, Puck, the Partnership, CEA Investors and the shareholders of CEA Investors and VHC ("Supplemental VHC Agreement") (copy of form filed as Exhibit 8 to this Amendment), the parties extended first rights of refusal to proposed transfers of capital stock of VHC or any corporate VHC Grantor Transferee.

         Under each of the VLW and VHC Proxy Agreements, the Partnership designated the Joint Venture as its initial designee for exercise of the first rights of refusal and the Joint Venture agreed to be bound by the terms of the Proxy Agreement relating to rights of refusal, tag-along rights and "Going Private Transactions" (as defined in each of the VLW and VHC Proxy Agreements).

         The irrevocable proxies granted to the Partnership under the Proxy Agreements include a limited power of substitution of permitted designees including Michaels (as long as he is the Chief Executive Officer or controlling stockholder of CEA), the Trustee of the John P. Michaels, Jr. Family Trust or any other person who is Chairman, President or Chief Executive Officer of CEA or CEA Investors. The proxy granted under each of the VLW and VHC Proxy Agreements may be assigned, as to a proportionate amount of shares subject to the proxy, to a person or related group ("Major Block Transferee") in connection with a transfer of more than 25% of the Company's outstanding Common Stock within a six month period, with respect to which each separate VLW and VHC Grantor group elected not to exercise their tag-along rights; provided the Major Block Transferee is required to assume obligations of the Partnership and the Joint Venture with respect to any Going Private

Transaction as set forth in such Proxy Agreements. Unless terminated earlier the proxies will terminate on June 30, 2003.

         The proxies cover the shares identified above and any shares acquired in respect of such shares such as by merger, consolidation, spin-off, stock split, reclassification, share exchange or other reconstitution of capital stock.

         Under each of the VLW and VHC Proxy Agreements, each of the respective VLW and VHC Grantors and Grantor Transferees received certain "Tag-Along Rights" to include a proportionate amount of their shares of Common Stock in certain sale, transfer or disposition transactions by: (a) the Joint Venture's "Selling Group" (as defined in the VLW and VHC Proxy Agreements) with respect to shares of Common Stock of the Company; (b) the Partnership and any "CEA Transferee" (as defined in the VLW and VHC Proxy Agreements) with respect to any partnership interest in the Joint Venture; (c) CEA Investors or any CEA Transferee with respect to any partnership interest in the Partnership; and (d) the Selling Group with respect to the inclusion of shares of Common Stock for sale in a registration statement to be filed by the Company under the Securities Act of 1933. Under the terms of the Supplemental VLW Agreement and the Supplemental VHC Agreement, the Tag-Along Rights were extended to any proposed sale, transfer or disposition of shares of Common Stock of CEA Investors or capital stock of a corporate CEA Transferee.

         In the event of a proposed Going Private Transaction, the Joint Venture will not vote its shares of Common Stock in favor of, and, to the extent the Joint Venture can control the decision through its representatives on the Company's Board of Directors, will cause the Company or such directors not to approve, the proposed Going Private Transaction unless: the Joint Venture or the Partnership shall first, at their option, make an offer or cause a third party to make an offer to purchase all of the shares of Common Stock subject to the proxy or rights of refusal under the VLW and VHC Proxy Agreements at a purchase price determined in accordance with a formula included in each of the VLW and VHC Proxy Agreements. The VLW and VHC Grantors may accept or reject the offers in whole or in part. The Going Private Transaction may then proceed so long as the offers wee made and rejected or, if accepted, such sale is closed.

         The Joint Venture has been formed and organized as a Delaware general partnership pursuant to a Partnership Agreement date August 24, 1993 between the Partnership and StarNet INT (the "Partnership Agreement") (copy filed as Exhibit 9 to this Amendment), as its sole general partners. Under the Partnership Agreement the Partnership agreed to exercise its rights as "Proxy" under each of the VLW and VHC Proxy Agreements including the taking of any actions and casting of any votes only to the extent such actions and votes shall be the same as the actions taken or the votes cast by the Joint Venture with respect to the shares of Common Stock held by the Joint Venture. The Partnership agreed to designate the Joint Venture for exercise of rights of refusal under each of the VLW and VHC Proxy Agreements. Each partner in the Joint Venture agreed to appoint one initial representative and substitute representative to serve on the two person "Management Committee" responsible for managing the Joint Venture. The initial representative and substitute representatives of the Partnership and StarNet INT, respectively, are Thomas W. Cardy and J. Patrick Michaels and Alan McGlade and H.F. Lenfest, respectively. The partners of the Joint Venture granted each other rights of refusal with respect to certain proposed transfers or assignments of interests in the Joint Venture or changes in control of the partners and agreed to coordinate the exercise of such rights with the applicable Tag-Along Rights granted under each of the VLW and VHC Proxy Agreements.

         Under FCC rules applicable to the Company, the acquisition of control of the Company by the Joint Venture pursuant to the stock purchase and proxy transactions described herein and, possibly, pursuant to a Management Agreement dated as of August 24, 1993 between the Company and StarNet (but not yet effective) might constitute a change of control which would require FCC approval with respect to certain FCC licenses for low power television stations ("LPTV Licenses") held by the Company. The Management Agreement will not take effect until FCC approval is obtained or is no longer required. Pending FCC approval or events eliminating the need for FCC approval, StarNet will advise the Company's management pursuant to a Consulting Agreement dated August 24, 1993 between the Company and StarNet for a consulting fee of $25,000 per month.

         No action will be taken to elect or appoint H.F. Lenfest and Alan McGlade or any other representatives of the Joint Venture to serve on the Board of Directors of the Company or to serve as officers of the Company until after any required FCC approval is obtained or is no longer required.

         Pursuant to the Stock and Note Purchase Agreement, the Joint Venture invested $1,750,000 in the Company, of which $550,000 was used to purchase the 687,500 Purchased Company Shares at a price of $.80 per share, and $1,200,000 was used to purchase the Convertible Note, the principal of which is convertible into the 1,500,000 Convertible Company Shares at a conversion price of $.80 per share. As a result, the Joint Venture will acquire 2,187,500 shares of Common Stock from the Company. Interest accrues under the Convertible Note and is payable on the conversion date. Unpaid accrued interest is convertible at the holders option into shares of Common Stock at a conversion price of $1.25 per share.

         Pursuant to the Stock and Note Purchase Agreement and subject to deferrals, in the event FCC approval is not obtained by December 31, 1993, the Company has agreed to spin-off or otherwise divest itself of the LPTV Licenses (the "Spin-Off Transaction"). Upon the Company's receipt of FCC approval or upon disapproval by the FCC and/or the consummation of the Spin-Off Transaction, the principal of the Convertible Note is automatically converted into the shares of Common Stock underlying such Convertible Note. (A copy of the form of Convertible Note is attached as Exhibit A to the Stock and Note Purchase Agreement which is filed as Exhibit 2 to this Amendment.)

         The Company offered 62,554 shares of Common Stock and a $109,186 in principal amount convertible note to Liberty, in accordance with the Company's obligation to afford Liberty preemptive rights relating to the Purchased Company Shares and the Convertible Note acquired by the Joint Venture.

         Pursuant to a Registration Rights Agreement dated August 24, 1993 between the Joint Venture and the Company ("Registration Rights Agreement") (copy filed as Exhibit 10 to this Amendment) the Company granted to the Joint Venture certain registration rights with respect to the Purchased Company Shares and the shares underlying the Convertible Note.

         The shares of Common Stock acquired by contribution from the Partnership (2,834,908) by purchase from NVM (2,014,520) and by purchase from the Company (2,187,500), (assuming conversion of the Convertible Note and issuance of the Convertible Company Shares), will be held of record by the Joint Venture.

         Except as specifically modified, amended or supplemented by this Amendment No. 2, all of the information in the Original Statement is hereby confirmed.

Item 7. Material To Be Filed As Exhibits

Exhibit 1 Joint Filing Agreement with respect to the joint filing of Amendment No. 2 to Schedule 13D and all amendments thereto.

Exhibit 2 Stock and Note Purchase Agreement dated as of August 24, 1993 between the Company and the Joint Venture.

Exhibit 3 Irrevocable Proxy, Right of Refusal and Tag-Along Agreement dated as of August 27, 1993 between VLW, Wolfson and the Partnership, joined by the Joint Venture.

Exhibit 4 Irrevocable Proxy, Right of Refusal and Tag-Along Agreement dated as of August 27, 1993 between VHC, Mark Blank, Andrew Blank, Tony Blank, Robert Puck and the Partnership, joined by the Joint Venture.

Exhibit 5 Note Payment and Termination of Rights of Refusal Agreement dated August 27, 1993 between the Partnership, VHC, VLW and NVM.

Exhibit 6 Stock Purchase Letter Agreement dated August 27, 1993 between NVM and the Joint Venture.

Exhibit 7 Form of Supplemental Letter Agreement between VLW, Wolfson and the Partnership and including CEA Investors and shareholders of VLW and CEA Investors.

Exhibit 8 Form of Supplemental Letter Agreement between VHC, Mark Blank, Andrew Blank, Tony Blank, Robert J. Puck, and the Partnership and including CEA Investors and shareholders of VHC and CEA Investors.

Exhibit 9 Partnership Agreement dated as of August 24, 1993 between StarNet INT and the Partnership.

Exhibit 10 Registration Rights Agreement dated August 24, 1993 between the Company and the Joint Venture.

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

                                  SCHEDULE 13D

                                   SIGNATURES

                  The undersigned, after reasonable inquiry and to the best of their knowledge and belief, certify that the information set forth in this statement is true, complete, and correct.

CEA INVESTORS PARTNERSHIP II, LTD      CEA INVESTORS, INC. a Florida Corporation
a Florida limited partnership
By: CEA Investors, Inc.,
    General Partner

By: /s/ T.W. CARDY                     By: /s/ T.W. CARDY
-----------------------------------    --------------------------------------
As: Vice President, Treasurer,         As: Vice President, Treasurer,
    Assistant Secretary                    Assistant Secretary

Dated: SEPTEMBER 10, 1993              Dated: SEPTEMBER 10, 1993


/s/ J. PATRICK MICHAELS, JR.
-----------------------------------
J. Patrick Michaels, Jr.
Dated: SEPTEMBER 10, 1993
                                       STARNET/CEA II PARTNERS
                                       By: CEA Investors Partnership II, Ltd.,
                                           a Florida Limited Partnership, its
                                           General Partner

                                       By: CEA Investors, Inc., General Partner

                                       By: /s/ T.W. CARDY
                                       --------------------------------------
                                       As: Vice President, Treasurer,
                                           Assistant Secretary

                                       Dated: SEPTEMBER 10, 1993

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